Exhibit 10.7

Amended and Restated Exclusive Business Cooperation Agreement

This Amended and Restated Exclusive Business Cooperation Agreement (“Agreement”) is executed on 20 July 2018 in Beijing, the People’s Republic of China (“PRC”) by and between the following Parties:

Party A:	Beijing Niudian Information Technology Co., Ltd.
Address:	Room 604, 6/F, Building 8, 1 East Jiuxianqiao Road, Chaoyang District, Beijing

Party B:	Jiangsu Xiaoniu Diandong Technology Co., Ltd.
Address:	5 Lingxiang Road, Xitaihu Science and Technology Industrial Park, Wujin District, Changzhou, Jiangsu

Party A and Party B are individually referred to as a “Party”, and collectively referred to as the “Parties”.

Whereas,

1.                                      Party A, a wholly foreign owned enterprise established in the PRC, has the resources and capabilities to provide services relating to computer hardware and software, network technology, motorbike battery technology, technical consulting, technical service, technical training, sale of self-developed products, application software, management consulting, marketing planning consulting;

2.                                      Party B is a company registered in the PRC;

3.                                      Party A and Party B executed the Exclusive Business Cooperation Agreement on 27 May 2015 and the Amended and Restated Exclusive Business Cooperation Agreement (“Original Agreements”) on 11 June 2018;

4.                                      Party A agrees to provide Party B, on an exclusive basis, with technical services, technical consulting and other services regarding computer software production and development (the detailed scope of which is set forth below) during the term of this Agreement, utilizing its own advantages in human resources, technology and information, and Party B agrees to accept such services provided by Party A or Party A’s designee(s), each on the terms set forth herein.

Now, therefore, through mutual consultation, Party A and Party B agree as follows:

1.                                      Services Provided by Party A

1.1                               Party B hereby appoints Party A as Party B’s exclusive service provider to provide Party B with complete business support, technical services and consulting services pursuant to the terms and conditions of this Agreement during the term of this Agreement, which includes all or part of the services within the business scope of Party B as may be determined from time to time by Party A, including, but not limited to, technical consulting, technical services, technical training, product sales, application software services, management consulting and marketing planning consulting (“Services”).

1.2                               Party B agrees to accept all the consultations and Services provided by Party A. Party B further agrees that unless it has obtained Party A’s prior written consent, during the term of this Agreement, Party B shall not accept any consultations and/or Services provided by any third party and shall not cooperate with any third party in respect of the matters provided under this Agreement. Party A may appoint any party to provide Party B with the consultations and/or Services under this Agreement by entering into certain agreements described in Article 1.3 with Party B.

1.3                               Service Providing Methods

1.3.1                    Party A and Party B agree that during the term of this Agreement, both Parties may, directly or through their respective affiliates, enter into further technical service agreements or consulting service agreements, which shall provide the specific contents, manner, personnel and fees for the specific technical Services and consulting Services.

1.3.2                    To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both Parties may, directly or through their respective affiliates, enter into intellectual property (including, but not limited to, software, trademark, patent and know-how) license agreements, which shall permit Party B to use Party A’s relevant intellectual property rights, based on the needs of the business of Party B.

1.3.3                    To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both Parties may, directly or through their respective affiliates, enter into equipment or facility lease agreements which shall permit Party B to use Party A’s relevant equipment or facility based on the needs of the business of Party B.

1.3.4                    Party A may, at its own discretion, subcontract to third parties part of the Services provided by Party A to Party B under this Agreement.

1.3.5                     Party B hereby grants Party A an irrevocable and exclusive option, through which Party A may, to the extent permitted by PRC laws and regulations, elect at its discretion to purchase any part or all of the assets and business from Party B at the lowest price permitted by PRC laws. In such case, the Parties shall sign separate assets or business transfer agreement to specify the terms and conditions for the transfer.

2.                                      Calculation and Payment of the Service Fees, Financial Reports, Audit and Tax

2.1                               Both Parties agree that, in consideration of the Services provided by Party A, Party B shall pay Party A fees (“Service Fees”) equal to 100% of the net profits of Party B calculated based on PRC GAAP. The Service Fees shall be due and payable on a monthly basis. During the term of this Agreement, Party A has the right to adjust the above Service Fees at its sole discretion without the consent of Party B, Party B shall, within 30 days of the last day of each month, (a) deliver to Party A the management accounts and operating data of Party B for such month, including the net profits of Party B during such month (“Monthly Net Profit”), and (b) pay 100% of such Monthly Net Profit to Party A (each such payment, a “Monthly Payment”). Within 7 working days of receipt of such management accounts and operating data, Party A shall issue to Party B an invoice of corresponding Services Fees for technical services, and Party B shall make payment of the amount indicated in the invoice within 7 working days of receipt of the same. All payments shall be transferred into the bank accounts designated by Party A through remittance or in any other way acceptable by the Parties. The Parties agree that such payment instruction may be changed by a notice given by Party A to Party B from time to time.

2.2                               Within 90 days of the end of each fiscal year, Party B shall (a) deliver to Party A audited financial statements of Party B for such fiscal year, which shall be audited and certified by an independent certified public accountant approved by Party A, and (b) pay an amount to Party A equal to the deficiency, if any, between the amount of the Monthly Payment paid by Party B to Party A during such fiscal year and the corresponding amount as shown in such audited financial statements .

2.3                               Party B shall prepare its financial statements in satisfaction of Party A’s requirements and in accordance with law and business practices.

2.4                               Subject to a notice given by Party A 5 working days in advance, Party B shall allow Party A and/or its appointed auditor to review, and make photocopies of, the relevant books and records of Party B at the principal office of Party B to verify the accuracy of the profit amounts and statements of Party B.

2.5                               Each of the Parties shall assume its own tax obligations in relation to performance of this Agreement.

3.                                      Intellectual Property Rights; Confidentiality Clauses; Non-competition

3.1                               Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including, but not limited to, copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others, regardless of whether they have been developed by Party A or Party B.

3.2                               The Parties acknowledge that any oral or written information exchanged between them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without written consent of the other Party, it shall not disclose to any third parties any relevant information, except for: (a) information that is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by either Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, provided that such legal counsel or financial advisor is also bound by confidentiality duties similar to the duties in this Article. Disclosure of any confidential information by any employee or entity engaged by either Party shall be deemed disclosure of such confidential information by such Party, and such Party shall be held liable for breach of this Agreement. This Article shall survive the termination of this Agreement for any reason.

3.3                               Party B shall not, directly or indirectly, engage in any business activities other than those falling within the scope permitted by its business license and business permit, or any businesses in the PRC which compete with the businesses of Party A (including investing in an entity engaging in the business competing with that of Party A), or any other businesses beyond the scope approved in writing by Party A.

3.4                               The Parties agree that this Article shall survive any amendment, cancellation or termination of this Agreement.

4.                                      Representations and Warranties

4.1                               Party A hereby represents and warrants as follows:

4.1.1                  Party A is a company legally registered and validly existing in accordance with PRC laws.

4.1.2                  Party A’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and been given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any laws or restrictions binding or having an effect on Party A.

4.1.3                  This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable against Party A in accordance with the terms hereunder.

4.2                               Party B hereby represents and warrants as follows:

4.2.1                  Party B is a company legally registered and validly existing in accordance with PRC laws.

4.2.2                  Party B’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any laws or restrictions binding or having an effect on Party B.

4.2.3                  This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against Party B .

5.                                      Effectiveness and Term

5.1                               This Agreement is executed on the date first above written and shall take effect as of such date. This Agreement will remain effective for the duration of the business term of Party B, unless earlier terminated in accordance with the provisions of this Agreement or in writing by Party A, or otherwise provided by PRC laws.

6.                                      Termination

6.1                               To the fullest extent permitted by PRC laws, if either Party’s term of business expires during the term of this Agreement, the Party shall immediately renew its term of business to ensure the continuous effectiveness and performance of this Agreement. If either Party’s application for renewal of its term of business is not approved or permitted by any competent authority, this Agreement will be terminated at the expiration of the Party’s term of business.

6.2                               The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

6.3                               In case of early termination of this Agreement for whatever reason, payment obligations of either Party outstanding as of the date of such termination, including, but not limited to, the Service Fees, shall not be exempted, nor shall any default liability accrued as of the date of termination of this Agreement be exempted. The Service Fees due and payable accrued as of date the termination of this Agreement shall be paid to Party A within 15 working days of the termination of this Agreement.

7.                                      Governing Law, Disputes Resolution and Changes to Law

7.1                               The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by PRC laws.

7.2                               In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event that the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after either Party’s request for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration, in accordance with its then-effective arbitration rules. The arbitration proceedings shall be conducted in Beijing, and the language used during arbitration shall be Chinese. The arbitral award shall be final and binding on both Parties.

7.3                               Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.                                      Liability for Breach, Indemnification

8.1                               If Party B materially violates any agreement under this Agreement, Party A may terminate this Agreement and/or request damages from Party B; this Article 8.1 will not be prejudicial to any other rights of Party A under this Agreement.

8.2                               Unless otherwise provided by PRC laws, Party B may not terminate this Agreement under any circumstances.

8.3                               Party B shall indemnify and hold Party A harmless from any losses, damages, liabilities or expenses incurred in connection with any lawsuits, claims or other demands against Party A arising from or caused by the consultations and Services provided by Party A at request of Party B, except where such losses, damages, liabilities or expenses arise from the willful misconduct of Party A.

9.                                      Notices

9.1                               All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission, to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The date on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1             Notices delivered personally, or sent by courier service or registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

9.1.2             Notices sent by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2                               For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Beijing Niudian Information Technology Co., Ltd.
Address:	11/F, Tower A, Fangheng Times, 10 Wangjing Street, Chaoyang District, Beijing
Attn:	Xueting Xu
Phone:	******

Party B:	Jiangsu Xiaoniu Diandong Technology Co., Ltd.
Address:	11/F, Tower A, Fangheng Times, 10 Wangjing Street, Chaoyang District, Beijing
Attn:	Xueting Xu
Phone:	******

9.3                               Either Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.                               Assignment

10.1                        Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2                        Party B agrees that Party A may assign its rights and obligations under this Agreement to any third party upon a prior written notice to Party B but without the further consent of Party B.

11.                               Severability

In the event that one or several of the provisions of this Agreement are held invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.                               Entire Agreement

Except for the amendments, supplements or changes made in writing after the execution of this Agreement, this Agreement shall constitute the entire agreements reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement. Upon being signed by the Parties, this Agreement will supersede the Original Agreements, which will automatically terminate upon such signature.

13.                               Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. Any amendment and supplement hereto that have been signed by the Parties shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

14.                               Language and Counterparts

This Agreement is made in two copies, each Party having one copy with equal legal effect.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A: Beijing Niudian Information Technology Co., Ltd. (Company Seal)

By:	/s/Token Yilin Hu
Name:	Token Yilin Hu
Title:	Authorized Representative

Party B: Jiangsu Xiaoniu Diandong Technology Co., Ltd. (Company Seal)

By:	/s/Weihua He
Name:	Weihua He
Title:	Legal Representative

SIGNATURE PAGE TO EXCLUSIVE BUSINESS COOPERATION AGREEMENT